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EXHIBIT 99.3

Unaudited Pro Forma Consolidated Financial Information

        The following unaudited pro forma consolidated balance sheet is presented as if the acquisition by Arbor Realty Trust, Inc. ("ART" or the "Company") of the agency platform (the "Agency Business") of Arbor Commercial Mortgage, LLC ("ACM"), referred to herein as the "Acquisition" and described below in Note 1, had occurred on March 31, 2016. The unaudited pro forma consolidated statements of income for the three months ended March 31, 2016 and year ended December 31, 2015 are presented as if the Acquisition had occurred on January 1, 2015.

        The accompanying unaudited pro forma consolidated financial statements are based on the historical financial statements of the Company after giving pro forma effect to the Company's acquisition of ACM's Agency Business and its related assets, liabilities and personnel.

        The unaudited pro forma consolidated financial statements have been prepared using the historical consolidated financial statements of the Company and the Agency Business of ACM. The unaudited pro forma consolidated financial information, including the notes thereto, should be read in conjunction with the following historical financial statements and accompanying notes for the applicable periods:

  •
  The Company's unaudited consolidated financial statements for the three months ended March 31, 2016 included in our Quarterly Report on Form 10-Q which we filed with the SEC on May 6, 2016;

  •
  The Company's audited consolidated financial statements for the year ended December 31, 2015 included in our Annual Report on Form 10-K which we filed with the SEC on February 26, 2016;

  •
  The unaudited carve-out financial statements of the Agency Business of ACM for the three months ended March 31, 2016 included herein; and

  •
  The audited carve-out financial statements of the Agency Business of ACM for the year ended December 31, 2015 included herein.

        The unaudited pro forma consolidated financial information has been prepared by management and is based upon available information, preliminary estimates and certain assumptions that management believes are reasonable and factually supportable to reflect the effects of the Acquisition. The unaudited pro forma consolidated financial information is preliminary and is being furnished solely for informational purposes and, therefore, is not necessarily indicative of the consolidated results of operations or financial position that might have been achieved by the consolidated company for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position of the consolidated company that may occur in the future.

        The unaudited pro forma consolidated financial statements have been prepared using the acquisition method of accounting for business combinations under accounting principles generally acceptable in the United States, or GAAP. The unaudited pro forma adjustments related to the Acquisition are preliminary and do not reflect the final purchase price of the Acquisition. The completion of the valuation, accounting for the Acquisition, the allocation of the purchase price and the impact of ongoing integration activities could cause significant differences in the purchase price and allocation of the purchase price, which may affect the value assigned to the tangible or intangible assets and amount of depreciation and amortization expense.

        The unaudited pro forma consolidated statement of income do not reflect any non-recurring revenues or charges related to integration activity that may be incurred by the Company or the Agency Business of ACM with respect to the Acquisition. The unaudited pro forma consolidated financial statements also do not reflect any cost savings or synergies that we may realize in connection with the Acquisition.

ARBOR REALTY TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of March 31, 2016

(In thousands, except share and per share data)

	Historical ART	Historical Agency Business	Pro Forma Adjustments		Pro Forma Total
Assets:
Cash and cash equivalents	$145,133	$42,140	$(110,433)	A	$76,840
Restricted cash	20,124	5,381	(381)	B	25,124
Loans held-for-sale	—	267,024	3,916	C	270,940
Loans and investments, net	1,581,622	—	—		1,581,622
Available-for-sale securities, at fair value	412	4,027	—		4,439
Investments in equity affiliates	34,927	—	—		34,927
Real estate owned, net	31,698	—	—		31,698
Real estate held-for-sale, net	28,590	—	—		28,590
Due from related party	436	—	—		436
Capitalized mortgage servicing rights, net	—	163,769	52,090	D	215,859
Goodwill	—	—	31,610	E	31,610
Intangible assets	—	—	53,500	F	53,500
Other assets	29,478	8,895	—		38,373

Total assets	$1,872,420	$491,236	$30,302		$2,393,958

Liabilities and Equity:
Credit facilities and repurchase agreements	$183,926	$272,972	$283	G	$457,181
Related party financing	—	—	50,000	H	50,000
Collateralized loan obligations	759,734	—	—		759,734
Senior unsecured notes	93,956	—	—		93,956
Junior subordinated notes	157,305	—	—		157,305
Mortgage note payable—real estate held-for-sale	27,113	—	—		27,113
Accounts payable and accrued expenses	—	19,885	—		19,885
Due to related party	2,406	—	—		2,406
Due to borrowers	42,020	—	—		42,020
Allowance for loss-sharing obligations	—	29,398	—		29,398
Other liabilities	44,606	—	—		44,606

Total liabilities	1,311,066	322,255	50,283		1,683,604

Noncontrolling interest in Operating Partnership	—	—	154,788	I	154,788
Equity:
Preferred stock	89,296	—	212	I	89,508
Common stock, $0.01 par value	514	—	—		514
Additional paid-in capital	617,921	—	—		617,921
Accumulated deficit	(142,632)	—	(6,000)	J	(148,632)
Accumulated other comprehensive loss	(3,745)	—	—		(3,745)
Invested equity	—	168,981	(168,981)	K	—

Total equity	561,354	168,981	(174,769)		555,566

Total liabilities and equity	$1,872,420	$491,236	$30,302		$2,393,958

See accompanying notes to the Unaudited Pro Forma Consolidated Financial Statements.

ARBOR REALTY TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

For the three months ended March 31, 2016

(In thousands, except share and per share data)

	Historical ART	Historical Agency Business	Pro Forma Adjustments		Pro Forma Total
Interest income	$25,818	$3,043	$—		$28,861
Interest expense	12,749	2,003	1,011	L	15,763

Net interest income	13,069	1,040	(1,011)		13,098

Other revenue:
Property operating income	5,332	—	—		5,332
Fee-based services, including gain on sales, net	—	13,309	—		13,309
Originated mortgage servicing rights	—	15,811	—		15,811
Servicing revenue, net	—	9,237	(1,760)	M	7,477
Other income, net	90	—	—		90

Total other revenue	5,422	38,357	(1,760)		42,019

Other expenses:
Employee compensation and benefits	4,328	14,338	(1,577)	N	17,089
Selling and administrative	5,765	3,296	(3,315)	O	5,746
Property operating expenses	4,317	—	—		4,317
Depreciation and amortization	878	—	2,498	P	3,376
Provision for loss sharing	—	1,045	—		1,045
Provision for loan losses (net of recoveries)	(15)	—	—		(15)
Management fee—related party	2,700	—	1,557	Q	4,257

Total other expenses	17,973	18,679	(837)		35,815

Income from operations, net	518	20,718	(1,934)		19,302
Gain on sale of real estate	608	—	—		608
Income from equity affiliates	1,897	—	—		1,897
Provision for income taxes	—	—	(2,300)	R	(2,300)

Net income	3,023	20,718	(4,234)		19,507
Preferred stock dividends	1,888	—	—		1,888
Net income attributable to noncontrolling interest	—	—	5,176		5,176

Net income attributable to common stockholders	$1,135	$20,718	$(9,410)		$12,443

Basic earnings per common share	$0.02				$0.24

Diluted earnings per common share	$0.02				$0.24

Weighted average number of shares of common stock outstanding:
Basic	51,045,219		—		51,045,219

Diluted	51,095,128		21,230,769	S	72,325,897

See accompanying notes to the Unaudited Pro Forma Consolidated Financial Statements.

ARBOR REALTY TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

For the year ended December 31, 2015

(In thousands, except share and per share data)

	Historical ART	Historical Agency Business	Pro Forma Adjustments		Pro Forma Total
Interest income	$106,769	$10,126	$—		$116,895
Other interest income, net	7,884	—	—		7,884
Interest expense	49,720	7,070	3,750	T	60,540

Net interest income	64,933	3,056	(3,750)		64,239

Other revenue:
Property operating income	27,666	—	—		27,666
Fee-based services, including gain on sales, net	—	51,317	—		51,317
Originated mortgage servicing rights	—	47,614	—		47,614
Servicing revenue, net	—	27,822	(7,039)	U	20,783
Other income, net	270	—	—		270

Total other revenue	27,936	126,753	(7,039)		147,650

Other expenses:
Employee compensation and benefits	17,500	54,616	(5,835)	V	66,281
Selling and administrative	12,526	14,626	(3,515)	W	23,637
Property operating expenses	23,238	—	—		23,238
Depreciation and amortization	5,436	—	9,961	X	15,397
Provision for loss sharing	—	3,785	—		3,785
Provision for loan losses (net of recoveries)	4,467	—	—		4,467
Management fee—related party	10,900	—	5,343	Y	16,243

Total other expenses	74,067	73,027	5,954		153,048

Income from operations, net	18,802	56,782	(16,743)		58,841
Gain on acceleration of deferred income	19,172	—	—		19,172
Loss on termination of swaps	(4,630)	—	—		(4,630)
Gain on sale of real estate	7,784	—	—		7,784
Income from equity affiliates	12,301	—	—		12,301
Provision for income taxes	—	—	(6,300)	Z	(6,300)

Net income	53,429	56,782	(23,043)		87,168
Preferred stock dividends	7,554	—	—		7,554
Net income attributable to noncontrolling interest	—	—	23,447		23,447

Net income attributable to common stockholders	$45,875	$56,782	$(46,490)		$56,167

Basic earnings per common share	$0.90				$1.10

Diluted earnings per common share	$0.90				$1.10

Weighted average number of shares of common stock outstanding:
Basic	50,857,750		—		50,857,750

Diluted	51,007,328		21,230,769	AA	72,238,097

See accompanying notes to the Unaudited Pro Forma Consolidated Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Description of Transaction

        On February 25, 2016, the Company entered into an asset purchase agreement ("Asset Purchase Agreement") to acquire the Agency Business of ACM. ACM is the Company's external manager and a related party to the Company. On July 14, 2016, the Company completed the Acquisition of the Agency Business for $276.0 million. The purchase price was paid with $138.0 million in stock, $88.0 million in cash and with the issuance of a $50.0 million seller financing instrument. The equity component of the purchase price consists of 21.23 million operating partnership units which are redeemable for cash, or at the Company's option, for shares of the Company's common stock on a one-for-one basis ("OP Units"), and was based on a stock price of $6.50 per share. The closing price of the Company's common stock on the day of the Acquisition was $7.29 per share; therefore, the estimated fair value of the total consideration given to ACM approximates $293.0 million. Each of the OP Units was paired with a share of newly designated special voting preferred stock of the Company which entitles ACM to one vote per share on any matter submitted to a vote of the Company's stockholders. The OP Units are entitled to receive distributions if and when the Company's Board of Directors authorizes and declares common stock distributions. All of the ACM employees directly related to the Agency Business (approximately 240 employees) are part of the Company as of the closing.

        The Agency Business of ACM is comprised of its (i) underwriting, originating, selling and servicing multifamily mortgages under the Federal National Mortgage Association ("FNMA") delegated underwriting and servicing ("DUS"), U.S. Department of Housing and Urban Development ("HUD")/Federal Housing Administration ("FHA"), Government National Mortgage Association ("GNMA"), Federal Home Loan Mortgage Corporation ("Freddie Mac") and conduit/commercial mortgage-backed securities ("CMBS") programs, and (ii) certain assets and liabilities related to the Agency Business primarily consisting of the mortgage servicing rights related to the agency servicing portfolio, agency loans held for sale, warehouse financing of agency loans held for sale and other assets and liabilities directly related to the Agency Business.

        In addition, pursuant to the Asset Purchase Agreement, ACM has provided a two year option for the Company to purchase the existing management contract and fully internalize the Company's management structure for $25.0 million (increasing to $27.0 million in the second year). The exercise of this option is at the discretion of the special committee of the Company's board of directors, which has no obligation to exercise its option.

        The sources for the Acquisition purchase price are as follows (in thousands):

Issuance of 21,230,769 OP Units at $7.29 per share (based on the closing stock price at the date of Acquisition)	$155,000
Cash on hand	88,000
Borrowings from seller financing	50,000

Total Sources	$293,000

Note 2—Fair Value of Assets Acquired, Liabilities Assumed and Calculation of Goodwill.

        The total purchase price has been allocated in the accompanying unaudited pro forma consolidated financial statements based upon (i) the amounts reported in the historical carve-out financial statements of the Agency Business of ACM for any assets that are reported at fair value in accordance with ACM's historical accounting policies, or (ii) management's preliminary estimates of fair value. The preliminary allocation of the Agency Business's tangible and intangible assets and

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2—Fair Value of Assets Acquired, Liabilities Assumed and Calculation of Goodwill. (Continued)

liabilities under this methodology as if the Acquisition occurred on March 31, 2016, is as follows (in thousands):

Assets Acquired
Cash and cash equivalents	$42,140
Less: Working capital adjustment	(16,433)
Restricted cash	5,381
Less: FNMA restricted cash	(381)
Loans held-for-sale	270,940
Investments available-for-sale	4,027
Capitalized mortgage servicing rights, net	215,859
Finite-lived intangible assets (a)	45,440
Infinite-lived intangible assets (a)	8,060
Other assets	8,895
Liabilities Assumed
Credit facilities and repurchase agreements	(273,255)
Accounts payable and accrued expenses	(19,885)
Allowance for loss-sharing obligations	(29,398)

Net assets acquired	$261,390

(a)
The following table summarizes the estimated fair values of the Company's identifiable intangible assets, their estimated useful lives and amortization expense under the straight line method, if applicable (dollars in thousands):

	Estimated Fair Value	Estimated Useful Life in Years	3 Mos. Ended Mar. 31, 2016 Amortization Expense	Annual 2015 Amortization Expense
Finite-lived intangible assets:
Broker relationships	$40,803	5.0	$2,040	$8,161
Borrower relationships	4,637	5.0	232	927

	$45,440	5.0	$2,272	$9,088

Infinite-lived intangible assets:
FNMA DUS license	$6,816
Freddie Mac Program Plus license	622
FHA license	622

	$8,060

        These preliminary estimates of fair value and estimated useful lives will likely differ from final amounts that will be calculated after completing a detailed valuation analysis, and the difference could have a material impact on the accompanying unaudited pro forma consolidated financial statements. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill of approximately $5.4 million and annual amortization expense of approximately $0.9 million.

        Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets acquired and liabilities assumed. This determination of

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2—Fair Value of Assets Acquired, Liabilities Assumed and Calculation of Goodwill. (Continued)

goodwill is preliminary, and is subject to change when the evaluation is complete. A preliminary determination of the goodwill is as follows (in thousands):

Total purchase price	$293,000
Preliminary estimate of the fair value of net assets acquired	(261,390)

Goodwill	$31,610

Note 3—Pro Forma Adjustments

        The pro forma adjustments included in the accompanying information do not reflect the final Acquisition purchase price. The allocation of consideration transferred to the various tangible and intangible assets acquired and liabilities assumed is preliminary and is subject to change.

Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2016:

  A)
  To reflect the cash consideration payment of $88.0 million upon consummation of the Acquisition. Adjustment also reflects a $16.4 million reduction to the ACM cash balance pursuant to the terms of the excess working capital adjustment outlined in the Asset Purchase Agreement. Additionally, adjustment reflects a $6.0 million reduction representing the estimated remaining transaction costs related to the Acquisition at March 31, 2016.

  B)
  To reflect $0.4 million of cash posted as collateral under the FNMA DUS program refunded to ACM. As per the Asset Purchase Agreement, ACM is entitled to any FNMA restricted cash less than or equal to $2.5 million.

  C)
  To reflect the fair value adjustment necessary to write-up Loans held-for-sale to equal the independent third party estimated fair value of $270.9 million at March 31, 2016.

  D)
  To reflect the preliminary fair value adjustment necessary to write-up Capitalized mortgage servicing rights, net to equal the independent third party estimated fair value of $215.9 million at March 31, 2016. The fair value adjustment includes estimated capitalized mortgage servicing rights of $6.6 million related to the Agency Business of ACM's loans held-for-sale at March 31, 2016.

  E)
  To reflect the establishment of goodwill of $31.6 million estimated as a result of the preliminary purchase price allocation detailed above.

  F)
  To reflect the preliminary purchase price allocation recognition of certain intangible assets including broker and borrower relationships and all GSE licenses (see Note 2 above).

  G)
  To reflect the fair value adjustment necessary to write-up Credit facilities and repurchase agreements to equal the independent third party estimated fair value of $273.3 million at March 31, 2016.

  H)
  To reflect the financing of $50.0 million upon consummation of the Acquisition. In connection with the closing of the Acquisition, a subsidiary of the Company entered into a $50.0 million financing with ACM, which was used to satisfy a portion of the cash component of the purchase price. This debt has a five year maturity with an interest pay rate of 7% for the first six months, 8% for the next year, and increasing by 1% per annum thereafter. Additionally, after 18 months the principal balance due is scheduled to increase over time with $62.5 million due if the debt remained outstanding until the end of the five-year term.

  I)
  To reflect the value of the 21.23 million OP Units issued at $7.29 per share, based on the closing stock price at the date of Aquisition, to raise the $155.0 million of capital needed

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3—Pro Forma Adjustments (Continued)

    ($293.0 million purchase price of which $138.0 million is in cash and $155.0 million is in stock). Each of these OP Units are paired with one share of the Company's Special Voting Preferred Stock having a par value of $0.01 per share and entitling ACM to one vote on any matter submitted to the Company's stockholders.

  J)
  To reflect $6.0 million of estimated remaining transaction costs related to the Acquisition (see Note A).

  K)
  To reflect the elimination of the ACM Agency Business's Invested equity balance in consolidation.

Unaudited Pro Forma Consolidated Statement of Income for the Three Months Ended March 31, 2016:

  L)
  To reflect the additional interest expense associated with the financing of $50.0 million upon consummation of the Acquisition (see Note H above). The debt has an interest pay rate of 7% for the first six months and 8% for the following year. The adjustment of $1.0 million is based on the $50.0 million principal balance and an interest rate of 8%.

  M)
  To reflect an increase in amortization of originated mortgage servicing rights based on a projected fair value adjustment to Capitalized mortgage servicing rights, net on the balance sheet over the estimated life of approximately 7.4 years.

  N)
  To reflect the reallocation of compensation related to certain employees based on the portion of their allocable time spent working on the ACM Agency Business, which was previously recorded in Employee compensation and benefits on the historical financial statements of the ACM Agency Business. As a result of the Acquisition, these employees will be retained by ACM and their allocable portion of time spent working on the ACM Agency Business will be charged through the Management fee (see Note Q below).

  O)
  To reflect a $3.1 million decrease for non-recurring, one-time transaction costs recorded by the Company in the first quarter of 2016 related to the Acquisition. Additionally, the adjustment includes a $0.2 million decrease related to the reclassification of depreciation (see Note P below). These decreases were partially offset by a less than $0.1 million reallocation of the Selling and administrative portion of the Management fee (see Note Q below). The pro forma adjustment represents the increase in Selling and administrative expenses related to non-compensation costs (i.e. rent, utilities) that are captured within the Management fee.

  P)
  To reflect a $2.3 million increase in amortization of intangibles calculated as the pro forma adjustment to certain intangible assets on the balance sheet (see Note F above) divided by the useful life of those assets in years. The useful life is estimated as five years for both broker and borrower relationships. All other intangible assets, such as all GSE licenses are considered to have an indefinite life and are not subject to amortization. Additionally, adjustment reflects $0.2 million related to the reclassification of Depreciation from Selling and administrative expenses. Depreciation was originally recorded as part of Selling and administrative expenses on the ACM Agency Business's historical financial statements.

  Q)
  To reflect the reallocation of Compensation and Selling and administrative expenses (see Notes N & O above), resulting in a net increase to the Management fee upon consolidation.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3—Pro Forma Adjustments (Continued)

  R)
  To reflect the estimated income tax provision of $2.3 million related to the ACM Agency Business historical net income for the first quarter of 2016, which represents an estimated effective tax rate for the ACM Agency Business of approximately 11%.

  S)
  To reflect the issuance of 21.23 million OP Units in connection with the Acquisition (see Note I above).

Unaudited Pro Forma Consolidated Statement of Income for the Year Ended December 31, 2015:

  T)
  To reflect the additional interest expense associated with the financing of $50.0 million upon consummation of the Acquisition (see Note H above). The debt has an interest pay rate of 7% for the first six months and 8% for the following year. The adjustment of $3.8 million is based on the $50.0 million principal balance and an average interest rate of 7.5%.

  U)
  To reflect an increase in amortization of originated mortgage servicing rights based on a projected fair value adjustment to Capitalized mortgage servicing rights, net on the balance sheet over the estimated life of approximately 7.4 years.

  V)
  To reflect the reallocation of compensation related to certain employees based on the portion of their allocable time spent working on the ACM Agency Business, which was previously recorded in Employee compensation and benefits on the historical financial statements of the ACM Agency Business. As a result of the Acquisition, these employees will be retained by ACM and their allocable portion of time spent working on the ACM Agency Business will be charged through the Management fee (see Note Y below).

  W)
  To reflect a $3.1 million decrease for non-recurring, one-time transaction costs recorded by the Company in 2015 related to the Acquisition. Additionally, the adjustment includes a $0.9 million decrease related to the reclassification of depreciation (see Note X below). These decreases were partially offset by a $0.5 million reallocation of the Selling and administrative portion of the Management fee (see Note Y below). The pro forma adjustment represents the increase in Selling and administrative expenses related to non-compensation costs (i.e. rent, utilities) that are captured within the Management fee.

  X)
  To reflect a $9.1 million increase in amortization of intangibles calculated as the pro forma adjustment to certain intangible assets on the balance sheet divided by the useful life of those assets in years. The useful life is estimated as five years for both broker and borrower relationships. All other intangible assets, such as all GSE licenses are considered to have an indefinite life and are not subject to amortization. Additionally, adjustment reflects $0.9 million related to the reclassification of Depreciation from Selling and administrative expenses. Depreciation was originally recorded as part of Selling and administrative expenses on the ACM Agency Business's historical financial statements.

  Y)
  To reflect the reallocation of Compensation and Selling and administrative expenses (see Notes V & W above), resulting in a net increase to the Management fee upon consolidation.

  Z)
  To reflect the estimated income tax provision of $6.3 million related to the ACM Agency Business historical net income for 2015, which represents an estimated effective tax rate for the ACM Agency Business of approximately 11%.

  AA)
  To reflect the issuance of 21.23 million OP Units in connection with the Acquisition (see Note I above).

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  EXHIBIT 99.3
Unaudited Pro Forma Consolidated Financial Information
ARBOR REALTY TRUST, INC. UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET As of March 31, 2016 (In thousands, except share and per share data)
ARBOR REALTY TRUST, INC. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME For the three months ended March 31, 2016 (In thousands, except share and per share data)
ARBOR REALTY TRUST, INC. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME For the year ended December 31, 2015 (In thousands, except share and per share data)
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS